Exhibit 3.20

CERTIFICATE OF FORMATION

OF

TEMPUR-PEDIC AMERICA, LLC

This Certificate of Formation of Tempur-Pedic America, LLC (the “LLC”), dated as of November 7, 2011, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST, The name of the limited liability company formed hereby is Tempur-Pedic America, LLC.

SECOND, The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

THIRD, The name and address of the registered agent for service of process on the LLC in the State of Delaware are National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/Dale E. Williams
Name: Dale E. Williams
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

TEMPUR-PEDIC AMERICA, LLC

This Certificate of Amendment to Certificate of Formation of Tempur-Pedic America, LLC, a Delaware limited liability company (the “Company”), dated as of October 27, 2015, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. §18-202, to amend the Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 7, 2011 (the “Certificate”).

1. The name of the Company is Tempur-Pedic America, LLC.

2. Article FIRST of the Certificate is hereby amended to read as follows:

“FIRST. The name of the limited liability company is Tempur Retail Stores, LLC.”

3. This Certificate of Amendment to Certificate of Formation shall be effective on October 31, 2015, at 11:59 p.m. Eastern Daylight Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the date first-above written.

/s/ Barry A. Hytinen
Name: Barry A. Hytinen
Manager and Authorized Person